Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Exton, Pennsylvania	Contact: Dean W. Rivest
April 29, 2026	(610) 524-7272

PRESS RELEASE

“Omega Flex, Inc. Announces First Quarter 2026 Earnings”

	OMEGA FLEX, INC. (OFLX)
	Three Months Ended March 31,
	2026	2025

Net Sales	$23,093,000	$23,330,000

Net Income attributable to Omega Flex, Inc.	$2,077,000	$3,568,000

Earnings Per Share - Basic and Diluted	$0.21	$0.35

Weighted Average Shares - Basic and Diluted	10,094,322	10,094,322

Dean W. Rivest, CEO, announced that net sales of Omega Flex, Inc. (the “Company”) for the first quarters of 2026 and 2025 were $23,093,000 and $23,330,000, respectively, decreasing $237,000 or 1.0%. Net income for the first quarters of 2026 and 2025 were $2,007,000 and $3,568,000, respectively, decreasing $1,491,000 or 41.8%. The decrease in net income was mainly due to rising raw material costs, including tariffs, marketing efforts, and product enhancement and certification related expenses.

During the quarter, the Company continued to make targeted investments in equipment and facilities to expand capacity, enhance operational efficiency, and support geographic growth, while pursuing product enhancements intended to strengthen its market position beyond traditional markets.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS – This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial condition, results of operations, future performance, growth strategies, business initiatives and anticipated trends. Forward-looking statements can generally be identified by words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms, or other comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance. Rather, they are based on current beliefs, expectations and assumptions regarding the Company’s business, strategies and anticipated events and trends. These statements are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict, many of which are outside of our control, and actual results could differ materially from those expressed or implied in the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof. Further information regarding risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements is included in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.